Exhibit 99

[Wendy’s International, Inc. logo]

Wendy’s and Berjaya Corporation to Open Restaurants in Malaysia

New Franchisee Signs Development Agreement

DUBLIN, Ohio (October 12, 2007) – Wendy’s International, Inc. (NYSE: WEN) and Berjaya Corporation Berhad today announced that they have signed a development agreement to build Wendy’s restaurants in Malaysia. Berjaya, through its wholly-owned subsidiary, Nadi Klasik Sdn Bhd, has been granted the right to develop and operate Wendy’s restaurants in Malaysia. Berjaya plans to open the first of these restaurants in Kuala Lumpur in late 2007 or early 2008 and will continue development in the Klang Valley region and other cities over the next 10 years. The new franchisee expects to open more than 70 Wendy’s restaurants in Malaysia.

“We are pleased to enter a franchise partnership with Berjaya, a company that is well respected in Asia and worldwide,” said Dave Near, Chief Operations Officer, Wendy’s International, Inc. “Berjaya and its Chairman and Chief Executive Officer Tan Sri Dato’ Seri Vincent Tan have a great deal of experience in successfully operating several well-known restaurant brands.”

Berjaya has extensive experience in developing and managing quick service restaurants in Malaysia and currently operates the Starbucks and Kenny Rogers Roasters franchises there, as well as Borders Books stores. Based in Kuala Lumpur, Berjaya is a diversified, publicly traded company with a wide variety of core businesses including, hotels and resorts, food and beverage companies, financial services, consumer marketing and manufacturing, among others.

“The inclusion of Wendy’s brand into our Group’s business is a strategic move that we had planned for some time. It complements the wide variety of businesses that we have,” said Tan Sri Dato’ Seri Vincent Tan. “To ensure success, we have included several well known and experienced people on the Board as well as in key management positions.”

This agreement is part of Wendy’s plan to focus development efforts in key markets outside of North America. “We are taking a disciplined approach to growing our international business, preparing our support infrastructure, and conducting detailed market analyses before expanding into new markets,” said James C. Hartenstein, Wendy’s Senior Vice President of International. “This is a great opportunity to expand our Wendy’s brand in Asia.”

Wendy’s recently established an office in Hong Kong to serve franchise partners, suppliers and staff throughout the region, and prepare for expansion into new markets. Wendy’s opened its first restaurant in Asia in 1980 and has approximately 150 restaurants in the Asia Pacific region.

Wendy’s International, Inc.

Wendy’s International, Inc. is one of the world’s most successful restaurant operating and franchising companies, with more than 6,600 Wendy’s restaurants in North America and international markets. More information about the company is available at www.wendys.com.

Berjaya Corporation Berhad

Berjaya Corporation Berhad is a company listed on the Malaysian Stock Exchange, Bursa Malaysia Securities Berhad with interests in property investment and development; vacation timeshare, hotels, resorts and recreation development; consumer marketing and direct selling; financial services and gaming. For more information, please log on to www.berjaya.com.

CONTACT:
Wendy’s International, Inc. — Denny Lynch: (614) 764-3553
Berjaya Corporation Berhad — Judy Tan: (603-21491333)

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future development of new restaurants in Malaysia and the plans, expectations and objectives of the Company’s management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.